UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2010
Date of Report (Date of earliest event reported)

US Natural Gas Corp
(Exact name of registrant as specified in its charter)

Florida	333-154799	26-2317506
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer ID

33 6th Street South, Suite 600 St. Petersburg, FL 33701
(Address of principal executive offices)

  (727) 824-2800
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On July 15, 2010 US Natural Gas Corp (the “Company”) entered into an employment agreement (the “Agreement”) with Mr. Chuck Kretchman to serve as the Company’s Chief Financial Officer. Mr. Kretchman, who is age 49, has more than 23 years of financial leadership experience and comes to US Natural Gas from Suncoast Roofers Supply, Inc., where he served as Controller from October 1993 to February 2009. From September 1987 to September 1993, Mr. Krethcman served as Audit Supervisor at Gregory, Sharer & Stuart. CPAs. Mr. Krethman is a certified public accountant and received a Bachelor of Science, Business Administration in Accounting at Florida Southern College. There are no transactions between the Company and Mr. Kretchman reportable under Item 404(a) of Regulation S-K.

The material terms of Mr. Kretchman’s employment are set forth below.

Term:	Begins July 15, 2010 and terminates on December 31, 2011

Base Salary:	$50,000 until September 30, 2010, then $65,000 from September 30, 2010, then $90,000 from Januaty1, to December 31, 2011

Options:	Number of Shares: 100,000, 250,000 and 250,000 Strike Price: $0.15, $0.15 and $0.15 Vesting Date: Execution of this Agreement, December 31, 2010, and June 30, 2011

Non-Compete Agreement:	Mr. Kretchman’s agreement contains a six month non-solicitation clause and a confidentiality clause.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US NATURAL GAS CORP
Date: July 20, 2010	By:	/s/ Wayne Anderson
Wayne Anderson
President

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